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                                                                Rule 424(b)(3)
                                                    Registration No. 333-25457

                      GLOBALSTAR TELECOMMUNICATIONS LIMITED

                PROSPECTUS SUPPLEMENT NO. 4 DATED AUGUST 7, 1998
                        TO PROSPECTUS DATED JULY 16, 1997

          The Selling Holders table on pages 5-9 of the Prospectus is hereby amended to update the information regarding the number of Warrants and shares of Common Stock owned by the following Selling Holders:

                                                                      Common
Selling Holders                                        Warrants       Stock
---------------                                        --------       ------

PaineWebber High Income Fund......................      3,750         30,967
PaineWebber Strategic Income Fund.................      1,000          8,258
PaineWebber Managed High Yield Fund...............        500          4,129
PaineWebber Offshore High Income Fund.............        250          2,064